SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2004

Tesoro Petroleum Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-3473 (Commission File Number)	95-0862768 (IRS Employer Identification No.)

300 Concord Plaza Drive San Antonio, Texas (Address of principal executive offices)	78216-6999 (Zip Code)

(210) 828-8484
(Registrant’s telephone number,
including area code)

Not Applicable
(Former name or former address,
changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Employment Agreement - William T. Van Kleef
Employment Agreement - James C. Reed
Employment Agreement - Thomas E. Reardon
Employment Agreement - Gregory A. Wright

Item 1.01 Entry into a Material Definitive Agreement.

     During August 2004, Tesoro Petroleum Corporation (the “Company”) entered into Employment Agreements (collectively, the “Agreements”) with four of its executive officers. The Agreements, which are effective as of August 3, 2004, were executed by William T. Van Kleef, Executive Vice President and Chief Operating Officer, on August 20, 2004, James C. Reed, Jr., Executive Vice President, General Counsel and Secretary, on August 27, 2004, Thomas E. Reardon, Executive Vice President, Corporate Resources on August 30, 2004 and Gregory A. Wright, Executive Vice President and Chief Financial Officer, on August 26, 2004. The term for each of the Agreements is for three years beginning on August 3, 2004. The Agreements provide for additional compensation and extension of certain benefits for each executive officer in connection with certain events, including termination of employment following a change in control of the Company and termination of employment under certain other circumstances, as more fully described in the Agreements as filed as Exhibits to this Current Report. The Agreements are filed as Exhibits 10.1 through 10.4 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

10.1	Employment Agreement between the Company and William T. Van Kleef dated as August 20, 2004.
10.2	Employment Agreement between the Company and James C. Reed, Jr. dated as August 27, 2004.
10.3	Employment Agreement between the Company and Thomas E. Reardon dated as August 30, 2004.
10.4	Employment Agreement between the Company and Gregory A. Wright dated as August 26, 2004.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 31, 2004

TESORO PETROLEUM CORPORATION
By:	/s/ Gregory A. Wright
Gregory A. Wright
Executive Vice President and Chief Financial Officer

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Index to Exhibits

Exhibit Number	Description
10.1	Employment Agreement between the Company and William T. Van Kleef dated as August 20, 2004.
10.2	Employment Agreement between the Company and James C. Reed, Jr. dated as August 27, 2004.
10.3	Employment Agreement between the Company and Thomas E. Reardon dated as August 30, 2004.
10.4	Employment Agreement between the Company and Gregory A. Wright dated as August 26, 2004.

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